AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER __, 1998

                                                     REGISTRATION NO.333-

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                    -------------------------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                  ----------------------------------------
                        GRAND PREMIER FINANCIAL, INC.
           (Exact name of registrant as specified in its charter)

              DELAWARE                              36-4077455
   (State or other jurisdiction of                (I.R.S. employer
   incorporation or organization)                  identification no.)

                           486 WEST LIBERTY STREET
                        WAUCONDA, ILLINOIS 60084-2489
        (Address of principal executive offices, including zip code)

    GRAND PREMIER FINANCIAL, INC. NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
                          (Full title of the plans)

                               DAVID L. MURRAY
                       SENIOR EXECUTIVE VICE PRESIDENT
                        GRAND PREMIER FINANCIAL, INC.
                           486 WEST LIBERTY STREET
                        WAUCONDA, ILLINOIS 60084-2489
                   (Name and address of agent for service)

                               (847) 487-1818
        (Telephone number, including area code, of agent for service)

                               WITH A COPY TO:

                             SHIRLEY M. LUKITSCH
                            SCHIFF HARDIN & WAITE
                              7200 SEARS TOWER
                           CHICAGO, ILLINOIS 60606
                               (312) 258-5602
                        -----------------------------

                            CALCULATION  OF REGISTRATION  FEE
                                                                Proposed         Proposed
                                                 Amount          maximum          maximum
       Title of Securities to be Registered       to be         offering         aggregate          Amount of
                                               registered        price        offering price     registration fee
                                                               per share            (1)                (1)
                                                                  (1)

       Common Stock, par value $0.01 per         200,000        $14.875         $2,975,000           $877.63
       share, including associated
       Preferred Stock Purchase Rights


     (1)      Estimated on the basis of $14.875 per share, the average of the high and low sales prices as quoted on The
              Nasdaq Stock Market's National Market on October 5, 1998, pursuant to Rule 457(h) and 457(c).
/TABLE

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.

             The following documents which have been filed by Grand Premier Financial, Inc. (the "Registrant") are incorporated herein by reference:

        (a) The Registrant s Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

        (b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998 and June 30, 1998;

        (c) The Registrant s Current Report on Form 8-K, dated August 18, 1998; and

        (d) The description of the Registrant's Common Stock, $0.01 per share (the "Common Stock") and the Preferred Stock Purchase Rights contained in the final prospectus filed pursuant to Rule 424(b)(3) and included in the Registrant's Registration Statement on Form S-4, File No. 333-03327, effective July 12, 1996.

             All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

             Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

   ITEM 4.   DESCRIPTION OF SECURITIES.

             Not applicable.

   ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

             Not applicable.

   ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Under the General Corporation Law of the State of Delaware (the "Delaware Law"), directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "Derivative Action")) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a Derivative Action, except that indemnification only extends to expenses (including attorney's fees) incurred in connection with the defense or settlement of such an action, and the Delaware Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the company.

             Article 12 of the Amended and Restated Certificate of Incorporation of the Registrant provides that the Registrant shall indemnify each person who is or was a director or officer of the Registrant or serves as a director or officer of another enterprise at the request of the Registrant, in accordance with, and to the fullest extent authorized, by the Delaware Law.

             Article 6 of the Restated By-laws of the Registrant ("Article 6") provides that to the extent to which it is empowered under the Delaware Law or any other applicable law, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

             Article 6 further provides that expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified under the Delaware Law. The indemnification and advancement of expenses provided by Article 6 shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

             The Registrant has arranged for directors and officers' liability insurance which, subject to certain policy limits, deductible amounts and exclusions, insures directors and officers of





   the Registrant for liabilities incurred as a result of acts committed in their capacity as directors and officers or claims made against them by reason of their status as directors or officers.

   ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

             Not applicable.

   ITEM 8.   EXHIBITS.

             The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement.

   ITEM 9.   UNDERTAKINGS.

             The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i)   To include any prospectus required by
             Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.





        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
   Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                                 SIGNATURES

             THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wauconda, State of Illinois, on this 22nd day of June, 1998.

                                      GRAND PREMIER FINANCIAL, INC.
                                           (Registrant)


                                      By:  /s/ Richard L. Geach
                                           -----------------------------
                                           Richard L. Geach
                                           Chief Executive Officer

                              POWER OF ATTORNEY

             Each person whose signature appears below appoints Richard
   L. Geach and David L. Murray, or either of them, as such person's true and lawful attorneys to execute in the name of each such person, and to file, any amendments to this registration statement that either of such attorneys may deem necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto, in connection with the registration of the shares of Common Stock (including the associated Preferred Stock Purchase Rights) that are subject to this registration statement, which amendments may make such changes in such registration statement as either of the above-named attorneys deems appropriate, and to comply with the undertakings of the Registrant made in connection with this registration statement; and each of the undersigned hereby ratifies all that either of said attorneys will do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                   Title                          Date
        ---------                   -----                          ----

   /s/ Richard L. Geach             Chief Executive              June 22, 1998
   ------------------------------   Officer and Director
   Richard L. Geach                 (Principal Executive Officer)
   /s/ David L. Murray              Senior Executive Vice        June 22, 1998
   -----------------------------    President and Chief Financial
   David L. Murray                  Officer and Director
                                    (Principal Financial and
                                    Accounting Officer)

   /s/ Jean M. Barry                Director                     June 22, 1998
   -----------------------------
   Jean M. Barry


   /s/ Frank J. Callero             Director                     June 22, 1998
   -----------------------------
   Frank J. Callero

   /s/ Alan J. Emerick              Director                     June 22, 1998
   -----------------------------
   Alan J. Emerick


   /s/ Brenton J. Emerick           Director                     June 22, 1998
   -----------------------------
   Brenton J. Emerick


   /s/ James Esposito               Director                     June 22, 1998
   ----------------------------
   James Esposito


   /s/ Thomas D. Flanagan           Director                     June 22, 1998
   ----------------------------
   Thomas D. Flanagan


   /s/ R. Gerald Fox                Director                     June 22, 1998
   ----------------------------
   R. Gerald Fox


   /s/ Robert W. Hinman             Director                     June 22, 1998
   ----------------------------
   Robert W. Hinman


   /s/ Edward G. Maris              Director                     June 22, 1998
   ----------------------------
   Edward G. Maris


   /s/ Howard A. McKee              Director                    June 22, 1998
   ----------------------------
   Howard A. McKee





   /s/ H. Barry Musgrove            Director                     June 22, 1998
   ----------------------------
   H. Barry Musgrove


   /s/ Joseph C. Piland             Director                     June 22, 1998
   ----------------------------
   Joseph C. Piland


   /s/ Stephen J. Schostok          Director                     June 22, 1998
   ----------------------------
   Stephen J. Schostok


                                    Director                     June 22, 1998
   ----------------------------
   John Simcic





                                EXHIBIT INDEX


   EXHIBIT                                                        SEQUENTIALLY
   NUMBER              DESCRIPTION                               NUMBERED PAGE
   -------             -----------                               -------------
   3.1                 Amended and Restated Certificate of
                       Incorporation of the Company (incorporated
                       by reference to Appendix F to the final proxy
                       statement-prospectus included in the Company s
                       Registration Statement on Form S-4, as amended,
                       File No. 333-03327)

   3.2                 By-laws of the Company (incorporated by
                       reference to Exhibit 3.4 to the Company s
                       Registration Statement on Form S-4, as
                       amended, File No. 333-03327).

   4 Rights Agreement, dated as of July 8, 1996, between Grand Premier Financial, Inc. and
                       Grand Premier Trust and Investment, Inc.
                       (formerly Premier Trust Services, Inc.,
                       incorporated by reference to the Company s
                       Registration Statement on Form S-4, as
                       amended, File No. 333-03327).

   5                   Opinion of Schiff Hardin & Waite

   23.1                Consent of KPMG Peat Marwick LLP.

   23.2                Consent of Hutton Nelson & McDonald LLP

   23.3                Consent of Schiff Hardin & Waite (contained
                        in their opinion filed as Exhibit 5)

   24                  Powers of Attorney (contained on the signature
                        pages hereto)







                                                                EXHIBIT 5


   Shirley M. Lukitsch
   (312) 258-5602




                               October 8, 1998



   Grand Premier Financial, Inc.
   486 West Liberty Street
   Wauconda, Illinois  60084-2489

        RE:  REGISTRATION OF 200,000 SHARES OF COMMON STOCK PURSUANT TO
             THE GRAND PREMIER FINANCIAL, INC. NONEMPLOYEE DIRECTORS
             STOCK OPTION PLAN
             ----------------------------------------------------------

   Ladies and Gentlemen:

             We have acted as counsel to Grand Premier Financial, Inc., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration
   Statement") covering 200,000 shares of Common Stock, $0.01 par value per share (together with the associated Preferred Stock Purchase
   Rights, the "Shares"), to be issued pursuant to the terms of the Grand
   Premier Financial Inc. Nonemployee Directors Stock Option Plan (the
   Plan ). In this connection, we have considered such questions of law and have examined such documents as we have deemed necessary to enable us to render the opinions contained herein.

             Based on the foregoing, it is our opinion that those Shares that are originally issued shares, when issued upon the exercise of an option granted under the Plan and subject to the terms and conditions thereof, will be legally issued, fully paid and nonassessable.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           SCHIFF HARDIN & WAITE



                                           By: /s/ Shirley M. Lukitsch
                                               -------------------------
                                                Shirley M. Lukitsch






                                                             EXHIBIT 23.1



                        INDEPENDENT AUDITORS  CONSENT

   The Board of Directors
   Grand Premier Financial, Inc.:

   We consent to incorporation by reference in the registration statement on Form S-8 for Nonemployee Directors Stock Option Plan of Grand
   Premier Financial, Inc. of our report dated January 27,1998, relating to the consolidated balance sheets of Grand Premier Financial, Inc.
   and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of earnings, stockholders equity, and cash flows for each of the years in the three-year period ended December
   31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of Grand Premier Financial, Inc.




                                           /s/  KPMG Peat Marwick LLP



   Chicago, Illinois
   October 1, 1998






                                                             EXHIBIT 23.2




                        INDEPENDENT AUDITORS  CONSENT


             We consent to the incorporation by reference in this Registration Statement on Form S-8 of Grand Premier Financial, Inc. of our report dated January 31, 1996, accompanying the consolidated statements of income, changes in shareholders equity and cash flows of Northern Illinois Financial Corporation for the year ended December
   31, 1995, included in the Annual Report on Form 10-K of Grand Premier
   Financial, Inc.  for the fiscal year ended December 31, 1997.




                                       /s/ Hutton, Nelson & McDonald LLP

                                           Hutton, Nelson & McDonald LLP


   Oakbrook Terrace, Illinois
   October 2, 1998

